                                                                  Exhibit (10-1)


                           STOCK ACQUISITION AGREEMENT


     THIS STOCK ACQUISITION AGREEMENT (the "Agreement") is entered into as of May 28, 1996 by and between TELECOM (AE), a Division of Wina Associates Limited, ("Seller") and Nevada Energy Company, Inc., ("NEC" or "Buyer").

                                    RECITALS


A. NEC desires to acquire all of the shares of Telecom Technologies, Inc., ("TTI") and certain contracts with La Opinion Newspaper ("La Opinion assets") pursuant to the transactions contemplated by this Agreement; and

B. Seller is the owner of all of the share capital of TTI and the La Opinion assets;

C.   NEC desires to acquire the share capital of TTI and the La Opinion assets.

     NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, Seller and Buyer agree as follows:

1.   RECITALS AND DEFINITIONS.

     a. The foregoing recitals are true and correct, and are incorporated herein and made a part hereof.

     b. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "Adverse Consequences" means all adverse charges, complaints, notices, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all attorneys' fees and court costs, in any court of quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before an arbitrator.

     "Affiliate" has the meaning thereof set forth in the regulations promulgated under the Securities Exchange Act.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Closing" has the meaning set forth in 2(b) below.

     "Closing date" has the meaning set forth in 2(b) below.

     "Financial Statements" has the meaning set forth in 3(f) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Law(s)" shall mean any statute, regulation, rule judgment, ordinance, order, decree, stipulation, injunction, charge, or other restrictions of any federal, state or local government, governmental agency, court, or the NASDAQ Small-Cap Market.

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

     "Material Adverse Effect" means an adverse effect of $50,000 or more upon the business, operations, properties, assets or condition (financial or otherwise) of TTI or the La Opinion assets except as otherwise specifically provided in this Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in an adverse effect of $ 100,000 or more upon the business, operations, properties, assets or condition (financial or otherwise), of TTI or La Opinion, except as otherwise specifically provided in this Agreement.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in 3 (f) below.

     "Most Recent Fiscal Year End" has the meaning set forth in 3(f) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934.

     "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien, other than (a) construction, mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation (d) liens arising in connection with sales of foreign receivables (e) purchase money liens and liens securing rental payments under capital lease arrangement, and (f) other liens arising in the Ordinary Court of Business and not incurred in connection with the borrowing of money.

     2.   BASIC TRANSACTION.

          a. DELIVERIES. Buyer shall deliver 2,000,000 shares of its restricted Class A common stock valued in the amount of $1,500,000 utilizing the value at the close of the NASDAQ market on June 21, 1996 and $500,000 in cash to Seller and Seller shall deliver certificates representing all of the shares of TTI and the La Opinion Contract.

          b. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") which shall take place at the offices of NEC, commencing at 10:00 a.m. local time is to be June 21, 1996 unless changed, by written agreement of Buyer and Seller (the "Closing Date").

          c. INVESTIGATION PERIOD. Buyer shall perform, at its sole cost and expense, such due diligence investigation as it deems necessary or desirable in its sole discretion, so long as such investigation does not interfere with the normal business operations of the Seller. Seller shall allow Buyer access to all information and sites pertaining to Seller and TTI's business that buyer deems necessary to perform its due diligence investigation. During the Investigation Period, Seller and NEC shall provide copies of all documents in their possession or subject to their control relation to Seller and TTI's business that is requested by Buyer and in the control of Seller or TTI. Buyer shall have access to, and Seller and TTI shall provide copies of, all books and records of TTI and La Opinion relating to their business. Seller and TTI shall use their best efforts to make available to Buyer their managers and personnel and outside consultants with respect to the planning, development and operation of Seller and TTI and the La Opinion business.

     All information provided by Seller to Buyer during the Investigation Period shall beheld in strict confidence by Buyer. Buyer shall treat the information with respect as to Seller as proprietary and shall protect such information in the same manner as it protects its own proprietary information. Furthermore, Buyer shall limit access to such information concerning Seller to its management personnel; its consultants; and its legal counsel. Buyer shall not, any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any third person any information received pursuant to this Agreement concerning any matters affecting or relating to the business of Seller, including, without limitation, the generality of the foregoing, any of its customers or any other information concerning the business of Seller, its manners of operation, its plans, its processes, or its other data, without regard to whether any or all of the foregoing shall be deemed confidential, material or important, Buyer agrees that any and all of the foregoing shall be deemed confidential, material or important. Buyer agrees that any and all of the foregoing information is important, material and confidential and gravely affects the effective and successful conduct of the business of Seller. If this Agreement is terminated for whatever reason, the provisions of this paragraph shall survive the termination of this Agreement and shall continue forever. Buyer shall, upon such termination, return or cause to be returned all copies of documents and other information provided to it, its consultants, or its legal counsel pursuant to this Agreement and shall destroy any additional photocopies of such documents or information that any of them may have made.

     The Buyer in its sole and absolute discretion, shall have the right to cancel this Agreement upon written notice at any time during the Investigation Period because of information that it obtained during the Investigation Period. If Buyer terminated this Agreement in such manner, this Agreement shall be of no further force and effect and all rights and obligations of the parties hereto shall terminate without liability to any party.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller represents and warrants to Buyer that the statements contained in this Paragraph 3 are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Paragraph 3.

     a. ORGANIZATION OF SELLER. Seller is a company duly organized, validly existing and in good standing under the Laws of the Isle of Man and is in good standing and qualified to do business under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Seller has full power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it.

     b. AUTHORIZATION OF TRANSACTION. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, subject to the effect of (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

     c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any Law to which Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice of any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument or indebtedness, Security Interest, or other arrangement to which Seller is a party of by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement, and the Assets described in Exhibit "A" attached hereto are free and clear of any lien, encumbrance or Security Interest whatsoever.

     d. TITLE TO ASSETS. Seller has good and marketable title to the shares and assets as described in Exhibit "A".

     e. BROKERS' OR CONTINGENCY FEES. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except as specifically agreed to in writing, between the parties.

     f. DISCLOSURE. The representations and warranties contained in this Paragraph 3. do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Paragraph 3. not misleading.

     g. EMPLOYEES. Seller represents and warrants that each of its employees are "at will" employees.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller that the statements contained in this Paragraph 4. are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then) and as though the Closing Date were substituted for the date of this Agreement throughout Paragraph 4.

     a. ORGANIZATION OF BUYER. Buyer is a public company duly organized, validly existing, and in good standing under the Laws of the State of Delaware and traded on the NASDAQ Small Cap market.

     b. AUTHORIZATION OF TRANSACTION. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer enforceable in accordance with its terms and conditions, subject to the effect of (I) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

     c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (I) violate any Law to which Buyer is subject or any provision of its Bylaws or charter; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice of any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument or indebtedness, Security Interest, or other arrangement to which Buyer is a party of by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

     5.   PRE-CLOSING COVENANTS.

     Seller and Buyer agree as follows with respect to the period between the execution of this Agreement and the Closing:

     a. GENERAL. Seller and Buyer will each use its best efforts to take all actions and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Paragraph 7. below).

     b. FULL ACCESS. Seller will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with normal business operations of Seller, to all premises, properties, books, records, contracts, tax records, and documents of Seller and TTI.

     c. NOTICE OF DEVELOPMENTS. Seller will give prompt written notice to Buyer of any material developments affecting the assets, liabilities, business, financial condition, operations, results of operations or future prospects of Seller and TTI. Seller and Buyer will each give prompt written notice to the other of any material development affecting the ability of Seller or Buyer to consummate the transactions contemplated by this Agreement. No disclosure by either of Seller or Buyer pursuant to this Paragraph 5 (c), however, shall be deemed to cure any misrepresentation, breach of warranty, or breach of covenant.

     6.   CONDITIONS TO OBLIGATION TO CLOSE.

          a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) The representations and warranties set forth in Paragraph 3 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) Seller shall have performed and completed with all of its covenants hereunder in all material respects through the Closing;

     (iii) The Directors of Seller shall have approved the transactions contemplated by this Agreement;

     (iv) All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certifications, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer including without limitation a favorable opinion from counsel for Seller covering the proper execution and the binding nature of this agreement and any related agreements..

           Buyer may waive any condition specified in this Paragraph 6 (a) if it executes a writing so stating at or prior to the Closing.

           (b) CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (i) The representations and warranties set forth in Paragraph 4 above shall be true and correct in all material respects at and as of the Closing date;

           (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (iii) The Board of Directors of Buyer shall have approved the transactions contemplated by this Agreement;

           (iv) All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in forms and substance to Seller.

           Seller may waive any condition specified in this Paragraph 6 (b) if it executes a writing so stating at or prior to the Closing.

     7.    TERMINATION.

           a. TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

                 (i) Seller and Buyer may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if Seller is in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect and Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if Buyer is in breach of any material representation, warranty, or covenant contained in this Agreement;

                 (iii) Buyer may terminate this Agreement by giving written notice to Seller before 5:00 P.M. EDT on May 27, 1996 if Buyer is not satisfied with the results of its due diligence investigation.

                 (iv) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if the Closing shall not have occurred on or before June 21, 1996 by reason of the failure of any condition precedent under Paragraph 7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);or

           b. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Paragraph 8 (a) above, all obligations hereunder of the parties hereto shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach).

     8.    INDEMNIFICATION.

           a. Seller, hereby indemnifies and hold harmless Buyer and Buyer's officers, directors, shareholders, employees and agents in respect to any and all Adverse Consequences incurred by Buyer in connection with each and all of the following:

                 (i) Any misrepresentation or breach of any representation or warranty made by Seller in this Agreement or delivered to Buyer by Seller or any officer of Seller in connection with the transactions contemplated hereby;

                 (ii) The breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other instrument specifically contemplated by this Agreement;

                 (iii) Any misrepresentation contained in any statement in writing or certificate furnished by an officer of Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

           b. Buyer hereby indemnifies and holds harmless Seller and seller's employees and agents in respect of any and all Adverse Consequences incurred by Seller in connection with each and all of the following:

                 (i) Any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement or delivered to Seller by Buyer or any officer of Buyer in connection with the transactions contemplated hereby;

                 (ii) The breach of any covenant, agreement, or obligation of Buyer contained in this Agreement or any other instrument specifically contemplated by this Agreement;

                 (iii) Any misrepresentation contained in any statement in writing or certificate furnished by Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

           c. Whenever any claims shall arise for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") of the claim and, when known, the facts constituting the basis for such claim. If any claim of indemnification hereunder results from or is in connection with any claim or Adverse Consequence by a person who is not a party to this Agreement ("Third Party Claim:), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitee shall give the other party prompt notice of any such claim and the Indemnitor shall undertake the defense thereof by representatives of its own choosing, reasonably satisfactory to the Indemnitee, at the expense of the Indemnitor. The Indemnitee shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing, at its own expense. If Indemnitor, within a reasonable period of time after notice of any such Third-Party Claim fails to defend, the Indemnitee or any subsidiary or affiliate of the Indemnitee shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, Indemnitor, at the expense and risk of Indemnitor. Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of an unconditional release from all liability in respect to such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of Indemnitee to give any notice required by this section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder, except to the extent that the Indemnitor has been prejudiced thereby.

           d. All indemnification thereunder shall be effected upon demand by payment of cash or delivery of a cashier's check in the amount of the indemnification liability.

           e. The indemnities contained herein shall survive the Closing and any investigation made in connection with the transactions contemplated by this Agreement.

     9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All of the representations and warranties of the respective parties contained in this Agreement shall survive the Closing.

     10.   MISCELLANEOUS.

           a. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

           (i)   If to Seller, to:

                 TELECOM (AE), a Division of Wina Associates Limited, c/o Wilson, Elser, Moskowitz,
                 Edelman & Dicker
                 3800 International Place
                 100 S.E. Second Street
                 Miami, Florida 33131
                 Attention: James M. Kaplan, esq.
                 Telephone: (305) 374-4400
                 Facsimile:  (305) 579-0261

           (ii)  If to Buyer, to:

                 Nevada Energy Company, Inc.
                 401 East Fourth Street
                 Reno, Nevada, 89512
                 Attention: Mr. Jeffrey Antisdel, President and CEO
                 Telephone: (702) 786-7979

                 Facsimile: (702) 786-7989


Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being by registered or certified mail, Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notice for changes of address shall be effective only upon receipt.

           b. FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

           c. COSTS AND EXPENSES. Each party hereto agrees to pay its own cots and expenses, including legal, accounting, consultant, and adviser fees, incurred in negotiating this Agreement and consummating the transactions described herein.

           d.    TIME.  Time is of the essence.

           e. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

           f. AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

           g. ASSIGNMENT. Buyer may assign this Agreement to an affiliated entity or nominee. Except for the foregoing, this Agreement may not be assigned by any party hereto without the prior written consent of the other party.

           h. CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Nevada, without regard to conflicts of law, subject to Rules of

                 Binding Arbitration.

           i. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           j. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

           k. NUMBER AND GENDER. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

           l. CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

           m. EFFECT OF WAVIER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

`          n.    SEVERABILITY.  The invalidity, illegality or unenforcability of any provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforcability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

           o. ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorney fees at all trial and appellate levels, expenses and costs. Any arbitration, action or proceeding with respect to this Agreement shall be brought in the courts of Washoe County in the State of Nevada or in the Second District Court for Nevada. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any arbitration, action or proceeding.

     Venue for any such action, in addition to any other venue permitted by statute, will be Washoe County, Nevada. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any arbitration, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Nevada, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Washoe County, Nevada, has been brought in an inconvenient forum.

           p. BINDING NATURE. This Agreement will be binding upon and will enure to the benefit of any successor or successors of the parties hereto.

           q. NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement (except with respect to Paragraph 10). It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

           r. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

           IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

                         TELECOM (AE), A DIVISION OF WINA ASSOCIATES
                         LIMITED

                         By: /s/ SIR QUENTIN CHARLES AGNEW-SOMERVILLE
                            ---------------------------------------------------
                                   Sir Quentin Charles Agnew-Somerville,
                                   Director


                         NEVADA ENERGY COMPANY, INC.





                         By: /s/ JEFFREY ANTISDEL
                             --------------------------------------------------
                              Jeffrey Antisdel, President

                                  EXHIBIT  "A"

                                ASSET DESCRIPTION



1.   TELECOM TECHNOLOGIES INC. ("TTI")

     All issued and outstanding of TTI. TTI is the owner of twenty long distance caseta accounts together with twenty Letters of Agency, among other assets.


2.   LA OPINION DEBIT CARD AGREEMENT

     Validation Processing Purchase Agreement, Internet Provided Long Distance Agreement between La Opinion Tarleta Telefonica Telecard Inc. ("La Opinion") and Internet Communications Services, Inc. ("Internet") executed July 19, 1995 in the form attached hereto as Schedule "A" and assigned by Internet to Consolidated Telecom Corporation ("CTC") and assigned by CTC to Telecom (A.E.) a division of Wina Associates Limited.

ADDENDUM TO
STOCK ACQUISITION AGREEMENT


     THIS ADDENDUM TO STOCK ACQUISITION AGREEMENT made as of the 28th day of May, 1996
BETWEEN:

          TELECOM (AE), A DIVISION OF WINA ASSOCIATES LIMITED, a company incorporated under the laws of Isle of Man and having an address at 2 Water Street, Ramsey, Isle of Man, British Isles

          (hereinafter called the "TAE")

AND:
          NEVADA ENERGY COMPANY, INC, a company incorporated under the laws of Delaware and having an address at 401 East Fourth Street, Reno, Nevada, 89512

          (hereinafter called the "NEC")

WHEREAS:

     A. TAE and NEC have entered into a Stock Acquisition Agreement (the "Sale Agreement") under which NEC will acquire all the issued stock of Telecom Technologies, Inc. and certain contracts of La Opinion Newspaper in consideration for the issuance by NEC to TAE of 2,000,000 shares of Class A common stock of NEC (the "Shares").

     B. TAE desires to acquire the Shares from the NEC and NEC agrees to issue the Shares in reliance upon the transaction exemption afforded by Regulation S ("Regulation S"), under the Securities Act of 1933, as amended ("1933 Act") and in accordance with the terms and conditions of this Agreement;

     NOW THEREFORE in consideration of the premises and mutual covenants and agreements of the parties contained herein, the parties, intending to be legally bound hereby, agree as follows:

     1. SALE OF SHARES: NEC shall sell, transfer and deliver to TAE, effective on the date of this Agreement, the Shares, and TAE shall purchase and receive the Shares from NEC, in consideration of the sale and transfer by TAE to NEC of all the issued stock of Telecom Technologies, Inc and certain contracts with La Opinion Newspaper as set out in the Sale Agreement.

     2. CLOSING: This transaction shall be closed pursuant to the terms and conditions set out in the Sale Agreement and in this Agreement. The date of this Agreement is herein called the "Closing Date". The actions outlined in
Section 3, which are to take place on the Closing Date are herein called the "Closing".

     3.   CLOSING:  At Closing, the parties shall do the following:

               3.1 TRANSFER OF SHARES: NEC shall sell, transfer, assign, and deliver to TAE, the Shares, all of which are issued and outstanding as of the Closing Date, upon the terms and subject to the conditions set forth in this Agreement and the Sale Agreement. Upon TAE's execution of this Agreement and the Sale Agreement NEC shall deliver to TAE, free and clear of all claims and encumbrances, certificate(s) for the Shares which the NEC is selling, registered in the name of TAE in fully negotiable form subject to any restrictions imposed under Regulation S under the 1933 ACT;


     4. 1933 ACT AND HOLDING PERIOD: TAE covenants and agrees with NEC as follows :

               4.1 That the offer to sell by NEC to TAE was not made while TAE, or any of its officers and directors were in the United States;

               4.2 TAE is not a U.S. person as that term is defined under Regulation S;

               4.3 At the time the buy order was originated, TAE was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

               4.4 TAE is purchasing the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States;

               4.5 Each distributor participating in the offering of the Shares, if any, has agreed in writing that all offers and sales of the Shares prior to the expiration of a period commencing on the Closing Date and ending 40 days thereafter shall only be made in compliance Regulation S, pursuant to registration of Shares under the 1933 Act or pursuant to an exemption from registration;

               4.6 TAE represents and warrants and hereby agrees that all offers and sales of the Shares prior to the expiration of a period commencing on the Closing Date and ending 40 days thereafter shall only be made in compliance with Regulation S, pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the expiration of the 40 day period shall be made only pursuant to such a registration or to such exemption from registration;

               4.7 All offering documents received by TAE include statements to the effect that the Shares have not been registered under the Securities Act of 1933 and may not be offered to or sold in the United States or to U.S. persons unless the Shares are registered under the Securities Act of 1933 or an exemption from the registration requirements is available;

               4.8 TAE acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment;

               4.9 TAE understands that the Shares are being offered and sold to it in reliance on specific exemption from the registration requirements of Federal and state securities laws and that NEC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of TAE set forth herein in order to determine the applicability of such exemptions and the suitability of TAE to acquire the Shares;

               4.10 CURRENT PUBLIC INFORMATION: TAE acknowledges that TAE has been furnished with or has acquired copies of the NEC's most recent Annual Report on the Form 10K filed with the Securities and Exchange Commission and the Forms 10Q and 8K filed thereafter (collectively, the "SEC Filings"), and other publicly available documents;

               4.11 NO GOVERNMENT RECOMMENDATION OR APPROVAL: TAE understands that no Federal or state agency has passed on or made any recommendation or endorsement of the Shares.

               4.12 WARRANTIES:    None of TAE's or TTI's shareholders are an
               affiliate, related party, or control personnel NEC as defined in the 1933 Act, or the Exchange Act.

5.   NEC'S REPRESENTATIONS:   NEC represents the following:

     5.1 REPORTING COMPANY STATUS: NEC is a reporting issuer as defined by Rule 902 of Regulation S. The NEC represents that it is in full compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g), or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). The COMPANY has registered its common stock pursuant to Section 12 of the Exchange Act and the common stock trades on the NASDAQ;

     5.2  OFFSHORE TRANSACTIONS:

          (i) NEC has not offered the Shares to any person in the United States or to any U.S. person as that term is defined in Regulation S;

          (ii) At the time the buy order was originated, NEC and any person acting on its behalf believed that TAE was outside of the United States and was not a U.S. person and NEC continues to so believe;

          (iii) NEC and any person acting on its behalf reasonably believe that the transaction has not been pre-arranged with a buyer in the United States;

     5.3 NO DIRECTED SELLING EFFORTS: In regard to this transaction, NEC has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S, nor has NEC conducted any general solicitation relating to the offer and sale of the Shares to persons resident within the United States or elsewhere.

     6. RESTRICTION ON TRANSFERS: The transaction restriction in connection with this offshore offer and sale restricts TAE from offering and selling to U.S. persons or for the account or benefit of a U.S. person.

     7. The Shares have not been registered under the 1933 Act or under any applicable federal or state securities laws and may not be offered or sold in the United States or to U.S. persons unless the Shares are registered under the 1933 Act and state securities laws or an exemption from the 1993 Act and state securities laws is available.

     8.     EXEMPTION RELIANCE ON REPRESENTATIONS:  TAE understands that:

            (a) the offer and sale of the Shares is not being registered under the 1993 Act;

            (b) NEC is relying on the rule governing offers and sales made outside the United States pursuant to Regulation S; and

            (c)   Rules 901 through 904 of Regulation S govern this transaction.

     9. REMOVAL OF LEGEND: At any time after the expiration of 40 days from the date of this Agreement, TAE may demand from NEC that NEC cause its transfer agent to issue one or more share certificates representing the Shares with no restrictive legend attached thereto in the name of TAE pursuant to Regulation S in exchange for the Shares represented by the share certificate(s) issued pursuant to this Agreement. Upon making the demand, TAE shall deliver the share certificate(s) issued pursuant to this Agreement to NEC's transfer agent together with the opinion of TAE's U.S. attorney or counsel that the sale of the Shares complies with the applicable provisions of Regulation S as is required to remove the restrictive legend, and shall deliver by fax or facsimile transmission a copy of each such share certificate(s) and opinion to NEC, and if required, NEC shall forthwith cause its counsel to provide an opinion to NEC's transfer agent that the sale complies with Regulation S, and NEC shall do and perform or cause its transfer agent to do or perform any other matters or things as may be required to remove the restrictive legend.

     10.    COVENANTS OF TAE:   TAE hereby covenants as follows:

     10.01 CORPORATION ACTION: TAE shall duly take all action, corporate or otherwise, necessary or appropriate to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby;

     10.02 IMPAIRMENT - REPRESENTATIONS AND WARRANTIES: TAE shall not take any action or fail to take any action without the prior written approval of NEC which would or might cause any representation or warranty of NEC made herein not to be true on the Closing Date, or impair the NEC's ability to carry out its obligations under this Agreement.

     11. BROKERAGE FEES: Except as disclosed in a writing from NEC to TAE, TAE and NEC each represents and warrants that no broker, finder or intermediary is entitled to receive any brokerage or similar type of commission or payment payable by any other, and each will hold the others harmless from and in respect of any claim for brokerage or similar type of commission or payment.

     12. TERMINATION OF AGREEMENT: This Agreement and the transaction contemplated hereby may be terminated by TAE or NEC without liability of any kind to TAE or NEC by written instrument, signed by TAE or NEC and delivered at any time on or prior to the Closing Date, giving notice of termination, if:

            (a) There has been a material misrepresentation or material breach of warranty on the part of TAE or NEC in the representations and warranties set forth herein or any Exhibit hereto or in any certificate delivered pursuant hereto, or TAE, or NEC shall have failed to perform or comply with, in any material respect, any covenant, agreement or condition to be performed or complied with by either of them prior to or at Closing due to the nonfulfillment of any condition set forth herein;

            (b) In the reasonable judgment of TAE, the transactions contemplated by the Agreement have become inadvisable or impracticable by reasons of (i) the enactment of new Federal, state or local legislation since the date of this Agreement, or (ii) the announcement or the institution by Federal state or local authorities of an investigation of or litigation or proceedings against the NEC which may have a material and adverse effect on NEC, or the transactions contemplated hereby, or (iii) the institution since the date of this Agreement by any other person, corporation or entity of litigation or proceedings against or in regard to NEC, which may have a material and adverse effect upon the authority or ability of NEC to consummate the transactions contemplated hereby; or

            (c) The business, assets, result of operations, financial condition or future prospects of NEC have been significantly and adversely affected by reason of changes or developments in operations, other than in the ordinary course of business, since the filings of NEC's most recent Form 10K.

     13. EFFECT OF TERMINATION: In the event that this Agreement shall be terminated in accordance with the provisions of the Agreement, then all further obligations of TAE and NEC under this Agreement shall terminate without further liability of any one party to the others.

     14. EXPENSES: All legal, accounting and other costs and fees incurred by TAE or NEC in connection with the transactions contemplated by this Agreement shall be borne and paid for by the party incurring the same.

     15.    MISCELLANEOUS PROVISIONS:

                  15.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS:
            The respective representations, warranties, covenants and agreements made in this Agreement by TAE and NEC shall survive the Closing.
            The respective representations and warranties of each party contained herein or in any certificates delivered pursuant hereto shall not be deemed to be waived or otherwise affected by an investigation or audit made by any other party or by any action taken by any other party at the request of any other party hereto;

                  15.2 ASSIGNMENT: Neither this Agreement nor any rights or obligations hereunder may be assigned by TAE or NEC in whole or part, without the prior written consent of the other;

                  15.3 NOTICES: Any notice, request, instruction or other document or communication required or permitted to be given shall be deemed to be given upon delivery in person or upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail, as follows:

                   If to NEC, delivered or mailed to:

                   NEVADA ENERGY COMPANY, INC
                   410 East Fourth Street
                   Reno, Nevada, 89512
                   Attention:  Jeffrey Antisdel
                   Fax:  702-786-7989

                   If to TAE, delivered or mailed to:

                   TELECOM (AE)
                   Skye Suite, Mollfort House
                   2 Water Street
                   Ramsey, Isle of Man, British Isles

                   Attention:  Susan Prince
                   Fax:  44-1624-816-645

                   With courtesy copy to:

                   Roderick H. McCloy, Barrister and Solicitor
                   Jones McCloy Peterson, Affiliated Law Practices 1700 - 595 Burrard Street,
                   Vancouver, British Columbia
                   Fax:  604-682-7329

          15.4 SECTION HEADINGS: Section headings are for convenience only and shall not limit or otherwise affect any of the provisions of this Agreement;

          15.5 ENTIRE AGREEMENT: This Agreement and any Exhibit hereto constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement;

          15.6 WAIVERS - AMENDMENTS: Any of the terms or conditions of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended, or modified in whole, or in part only by an agreement in writing, executed by all the parties to this Agreement;

          15.7 BINDING NATURE OF THE AGREEMENT: This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective, successors and permitted assigns. As used herein, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural;

          15.8 GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to conflicts of law;

          15.9 COUNTERPARTS: This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    16. ACKNOWLEDGMENT OF TAE: TAE acknowledges that based on the representations of TAE, NEC will be relying on the rules governing offers and sales made outside the United States pursuant to Regulation S, rather than either relying on some other exemption from the requirements contained in the 1933 Act or registering the Shares pursuant to the provisions of the 1993 Act.

TAE:      TELECOM (AE), A DIVISION OF WINA ASSOCIATES LIMITED

          /s/ SIR QUENTIN AGNEW-SOMERVILLE
          ----------------------------------------
          By:  Sir Quentin Agnew-Somerville, Director

NEC:      NEVADA ENERGY COMPANY, INC.

           /s/ JEFFREY ANTISDEL
          ----------------------------------------
          By:  Jeffrey Antisdel, President